Exhibit 10.40

Loan Agreement

Dated as of April 14, 2003

NATURADE, INC., a Delaware corporation (“Borrower”), on the one hand, and the lender parties set forth on Schedule I hereto (each a “Lender” and collectively the “Lender Group”) on the other hand, hereby agree as of the Effective Date (defined in Section 6.11 below) as follows:

1.                                       Amounts and Terms of the Advances.

1.1                                 The Advances.

(a)                                  Lender Group agrees, on the terms and conditions hereinafter set forth, to consider making advances (the “Advances”) to Borrower from time to time on any day of the year on which banks are not required or authorized to close in San Francisco (a “Business Day”) during the period from the date hereof until December 31, 2004 (the “Termination Date”) in an aggregate principal amount not to exceed seven hundred fifty thousand United States dollars (US$750,000) (the “Commitment”).  The aggregate amount advanced by each Lender shall not exceed the amount set forth beside such Lender’s name on Schedule I;

(b)                                 The aggregate amount of each Advance, and the amount advanced by each Lender, shall be set forth on the Schedule of Advances attached as Schedule II;

(c)                                  Schedule I may be amended from time to time by written notice by Collateral Agent (as defined below) to Borrower, to add additional Lenders pursuant to Section 1.1(d), or to reallocate the maximum amount of the Commitment to be advanced by specified Lenders;

(d)                                 Additional persons may from time to time be added as Lenders hereunder by the execution and delivery to Borrower and Lender Group of a Joinder to Loan Agreement substantially in the form of Exhibit A hereto and delivery to Borrower of a Subordination Agreement in the form of Exhibit C.

1.2                                 Making the Advances.

(a)                                  The initial advance in the amount of four hundred fifty United States dollars (US$450,000) shall be made on or as soon as practicable after the Effective date.

(b)                                 Each subsequent Advance shall be made on notice, given not later than  11:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Advance, by Borrower to Lender Group in the manner set forth in

Sections 1.8(d) and 6.2 below, specifying the date and amount of the Advance requested.  Upon Lender Group’s receipt of such notice, Lender Group may determine in its sole and complete discretion to make or not to make the requested Advance (and in the event Lender Group determines to make the Advance, the amount of Advances by each Lender).  Lender Group shall notify Borrower whether Lender Group will make the Advance within two Business Days of Lender Group’s receipt of the notice requesting the Advance; provided, however, that if Lender Group does not notify Borrower of Lender Group’s agreement to make the Advance within that period, Lender Group shall be deemed to have notified Borrower that Lender Group will not make the Advance, and no further notice of Lender Group shall be required hereunder.  If Lender Group notifies Borrower of Lender Group’s agreement to make the Advance requested by Borrower, upon fulfillment of the applicable conditions set forth in Section 2, Lender Group will pay the Advance to Borrower in same day funds by wire transfer to Borrower’s account for wire transfers.

(c)                                  Each Advance made by a Lender shall be deemed to be made by such Lender severally (and not jointly with other members of Lender Group) and shall be evidenced by a promissory note in favor of each such member substantially in the form of Exhibit B hereto (each, a “Note”).  All other rights and obligations of “Lender Group” hereunder shall be deemed to apply to each Lender severally (and not jointly) and all references to “Lender Group” in this Agreement shall be so interpreted and construed, provided, however, that the rights of any Lender hereunder may only be exercised through the Collateral Agent as provided herein.

(d)                                 Each notice from Borrower to Lender Group requesting an Advance shall be irrevocable and binding on Borrower.  Borrower shall indemnify Lender Group against any loss, cost or expense incurred by Lender Group as a result of any failure to fulfill on or before the date specified in such notice for the Advance the applicable conditions set forth in Section 2, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of funds acquired by Lender Group to fund the Advance when the Advance, as a result of such failure, is not made on such date.

1.3                                 Repayment.  Borrower shall repay the aggregate unpaid principal amount of all Advances, together with all amounts of interest then accrued thereon, on or before the Termination Date.

1.4                                 Interest.  On the last Business Day of each calendar quarter beginning after the date hereof, Borrower shall pay to Lender Group all amounts of interest then accrued and unpaid with respect to the Advances as provided below.  Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the rate of fifteen percent (15%) per annum; provided, however that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to seventeen percent (17%) per annum.  Accrued and unpaid interest shall compound quarterly at the rate of fifteen percent (15%) per annum from the date first due.

1.5                                 Prepayments.  Borrower may, upon at least thirty (30) calendar days’ notice to Lender Group stating the proposed date and principal amount of the prepayment, prepay the outstanding principal amounts of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid to each Lender in proportion to the Lender’s Pro Rata Share; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than one hundred thousand United States dollars (US$100,000); and provided further that upon giving such notice Borrower will be obligated to make prepayment described therein.

1.6                                 Payments and Computations.

(a)                                  Borrower shall make each payment hereunder not later than 11:00 a.m. (San Francisco time) on the day when due in United States dollars to each Lender at its address provided in Schedule I in same day funds.  All payments of principal and interest shall be made in proportion to the Pro Rata Share of each Lender.

(b)                                 All computations of interest shall be made by Lender Group on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by Lender Group of any amount of interest payable hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

1.7                                 Grant of Security.  Borrower hereby assigns and pledges to Lender Group, and hereby grants to HHB, as collateral agent for Lender Group (the “Collateral Agent”), a security interest in the following (collectively, the “Collateral”):

(a)                                  all current or hereafter acquired or arising Equipment, General Intangibles, Inventory, Receivables, Investment Property, deposit accounts, letters of credit, proceeds of letters of credit, chattel paper and all sums on deposit in any collateral account established for the benefit of any lender,  and any items in any lockbox established for the benefit of any lender, together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) any life insurance policy owned by Borrower.

(b)                                 “Equipment” means all of Borrower’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools and supplies;

(c)                                  “General Intangibles” means all of Borrower’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use Borrower’s name, and the goodwill of Borrower’s business;

(d)                                 “Inventory” means all of Borrower’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located;

(e)                                  “Receivables” means each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other person who subsequently transfers such person’s interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles;

(f)                                    “Investment Property” means all of Borrower’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities; and

(g)                                 “UCC” means the Uniform Commercial Code as in effect from time to time in California, or in any other state whose laws are held to govern this Agreement or any portion hereof.

1.8                                 Collateral Agency and Intercreditor Provisions.

(a)                                  “Required Combined Lenders” means, from time to time, Lenders whose Pro Rata Shares aggregate more than fifty percent (50%), as such percentage is determined under the definition of Pro Rata Share set forth below.

(b)                                 “Pro Rata Share” means at any time, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate outstanding principal amount of Advances then owing to such Lender and the denominator of which is the aggregate outstanding principal amount of all Advances then owing to Lender Group.

(c)                                  Each Lender hereby irrevocably appoints and authorizes HHB to act as its collateral agent (“Collateral Agent”), and HHB agrees to act as Collateral Agent for such Lenders, pursuant to the terms of this Agreement.

(d)                                 All notices and other communications to Lender Group from Borrower shall be made to Collateral Agent, and all notices and other communications from Lender Group to Borrower shall be made by Collateral Agent on behalf of Lender Group.  Borrower shall be entitled to treat notice delivered to Collateral Agent as notice delivered to each Lender at the time of delivery to Collateral Agent.  Borrower shall be entitled to rely on all communications of Collateral Agent as communications of Lender Group and of each Lender, irrespective of any conflicting communication or instruction received from any Lender, and to rely on representations of actions by any Lender or of the Required Combined Lenders contained in a communication of the Collateral Agent as complete and accurate without further inquiry.

(e)                                  HHB agrees that so long as it acts as Collateral Agent hereunder it shall promptly provide a copy of all communications received or made on behalf of Lending Group to each other Lender.

(f)                                    Each Lender agrees that no Lender shall have any independent right of action against the Collateral or any part thereof under the Notes or this Agreement, but that all such actions shall be taken through Collateral Agent, and that the rights and remedies of Collateral Agent hereunder shall only be exercised at the direction of the Required Combined Lenders (notwithstanding the occurrence of any Event of Default hereunder or acceleration of the obligations hereunder or under any Note).  Collateral Agent hereby agrees (and each Lender acknowledges such agreement) that it shall not enforce the security interests of any individual Lender in the Collateral without the direction and consent of the Required Combined Lenders.

(g)                                 Each Lender agrees that no Lender shall bring any action against, or make any demand upon, Borrower under any Note or this Agreement, and that the Collateral Agent may bring any such action or demand on behalf of Lender Group or any Lender, with the prior written consent of the Required Combined Lenders.

(h)                                 Upon its receipt of any proceeds of the Collateral, Collateral Agent shall disburse such proceeds as follows:

(i)                                     First, to the costs and expenses of Collateral Agent incurred in connection with the enforcement of this Agreement;

(ii)                                  Second, to the Lenders ratably in accordance with their Pro Rata Shares until the obligations under the Notes are satisfied; and

(iii)                               Finally, to the person or persons otherwise legally entitled thereto.

(i)                                     Each Lender shall promptly put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of this Section any Collateral, or proceeds therefrom, over which such Lender obtains custody, control or possession.  Until such time as each Lender shall have complied with the provisions of the immediately preceding sentence, such Lender shall be deemed to hold such Collateral or proceeds in trust for Lender Group.

(j)                                     No Lender shall have an independent right to initiate an action or actions in any proceeding under the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally (“Debtor Relief Laws”), and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding.  Collateral Agent shall exclusively be entitled to initiate such actions on behalf of Lender Group or any Lender, or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of Lender Group or any Lender, in each case with the authorization or consent of the Required Combined Lenders.  Collateral Agent is authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the postpetition usage of Collateral, provided such agreement, authorization or consent has been approved in writing by the Required Combined Lenders.  This Agreement shall survive the commencement of any proceeding under a Debtor Relief Law.

(k)                                  Each Lender waives any right it may now or hereafter have to require Collateral Agent to marshal assets, to exercise rights or remedies in a particular manner, or to forbear exercising such rights and remedies in any particular manner or order.

1.9                                 Security for Obligations.  This Agreement secures the repayment of all obligations of Borrower now or hereafter existing under this Agreement and any other document or instrument delivered in connection herewith, whether for principal, interest, fees, expenses or otherwise (all such obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Borrower to Lender Group but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

1.10                           Borrower Remains Liable.  Anything herein to the contrary notwithstanding, (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender Group of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Lender Group shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender Group be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.11                           Further Assurances.

(a)                                  Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent, on behalf of Lender Group, may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable Collateral Agent on behalf of Lender Group to exercise and enforce its right and remedies hereunder with respect to any Collateral.

(b)                                 Borrower hereby authorizes Collateral Agent, on behalf of Lender Group, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Borrower where permitted by law.  Photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)                                  Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

1.12                           As To Equipment and Inventory.

(a)                                  Borrower shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at Borrower’s property at 14370 Myford Road, Irvine, California.

(b)                                 Borrower shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall forthwith, or in the case of any material loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Borrower shall promptly furnish to Collateral Agent a statement respecting any material loss or damage to any of the Equipment.

(c)                                  Borrower shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory.  In producing the Inventory, Borrower shall comply with all requirements of the Fair Labor Standards Act.

1.13                           Insurance.  Borrower shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to Collateral Agent from time to time.  Further, Borrower shall, at the request of Collateral Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of this Agreement and cause the insurers to acknowledge notice of such assignment.

1.14                           Collateral Agent’s Duties.  The powers conferred on Collateral Agent hereunder are solely to protect its and Lender Group’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

1.15                           Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Secured Obligations and the Termination Date, (b) be binding upon Borrower, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent on behalf of Lender Group hereunder, to the benefit of Collateral Agent and Lender Group, and their respective successors, transferees and assigns.

1.16                           Release and Termination.  Upon the indefeasible cash payment in full of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to Collateral shall revert to Borrower.  Upon any such termination, Collateral Agent and Lender Group will, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

1.17                           Indemnification of Collateral Agent.  Borrower and each Lender agree to indemnify and hold harmless Collateral Agent for all liability, loss, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees and expenses, whether incurred at the trial, pretrial, or appellate level) arising from or relating to the actions of Collateral Agent hereunder, except to the extent such liability, loss, damage, cost, or expense resulted from gross negligence or willful misconduct of Collateral Agent.

1.18                           Indemnification of Borrower.  Each Lender agrees to indemnify and hold harmless Borrower for all liability, loss, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees and expenses, whether incurred at the trial, pretrial, or appellate level) arising from or relating to actions in conformance with the terms and conditions of this Agreement that are made in reasonable reliance on a communication by Collateral Agent as an instruction or notice of Lender Group or any Lender.

1.19                           Resignation and Substitution of Collateral Agent.  Collateral Agent may resign at any time by the giving of 30 days’ advance written notice to each Lender.  In the event of resignation or incapacity of Collateral Agent, a replacement therefor shall be elected by the Required Combined Lenders.

1.20                           Notices by Collateral Agent to Lenders.  All notices and other communications between Collateral Agent and any Lender shall be made in writing (including facsimile communication) and mailed, telecopied or delivered, in the case of a Lender to the address provided by such Lender in Schedule I, or at such other address as shall be designated by such Lender in a written notice to Collateral Agent, and in the case of Collateral Agent to the address provided in Section 6.2, or at such other address as shall be designated by Collateral Agent in a written notice to each Lender.

2.                                       Conditions of Lending.

2.1                                 Condition Precedent to Initial Advance.  Lender Group shall have no obligation to make any Advance hereunder until such time (if any) as Lender Group has notified Borrower of Lender Group’s agreement, in Lender Group’s sole and complete discretion, to make a requested Advance as provided in Section 1 above.  Upon Lender Group’s agreement (if any) to make the initial Advance, unless waived by Lender Group, the obligation of Lender Group to make such initial Advance is subject to the further condition precedent that Lender Group shall have received on or before the day of such Advance such documents as Lender Group shall reasonably request.

2.2                                 Conditions Precedent to All Advances.  Lender Group shall have no obligation to make any Advance hereunder until such time (if any) as Lender Group has notified Borrower of Lender Group’s agreement, in Lender Group’s sole and complete discretion, to make a requested Advance as provided in Section 1 above.  Upon Lender Group’s agreement (if any) to make an Advance (including the initial Advance), Lender Group’s obligation to make such Advance shall be subject to the further condition precedent that on the date of such Advance no event has occurred and is continuing, or would result from such Advance or from the use of the proceeds thereof, which constitutes an Event of Default (as defined in Section 3.1 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3.                                       Events of Default.

3.1                                 Events of Default.  If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)                                  Borrower fails to pay any principal of, or interest on, any Advance when the same becomes due and payable; or

(b)                                 Borrower fails to perform or observe any material term, covenant or agreement contained in this Agreement (other than those specified in Section 3.1(a)) on its part to be performed or observed and if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to Borrower by Collateral Agent;

(c)                                  Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or if Borrower takes any corporate action to authorize any of the actions set forth above in this subsection (c);

(d)                                 Borrower shall default on any bond, debenture, note or other evidence of indebtedness of Borrower owed to any person other than Wells Fargo Business Credit, Inc. (the “Bank”), or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the premises where the Borrower conducts its business and has any rights of possession, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

(e)                                  Borrower’s obligation to pay in full the principal amount of any bond, debenture, note or other evidence of indebtedness owed to any person shall be accelerated from its stated time of maturity and become immediately due and payable, and such acceleration shall not be waived, reversed or rescinded for a period of 30 days form the date of acceleration;

then, in any such event, Lender Group, upon written approval of Required Combined Lenders, (i) may, by notice to Borrower, declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Borrower under the Federal Bankruptcy Code, (A) the obligation of Lender Group to make Advances shall automatically be terminated and (B) the Advances and all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

4.                                       Representations by Lender Group.

(a)                                  Each Lender (i) is a sophisticated investor with knowledge and experience in business and financial matters, (ii) has received certain information concerning Borrower and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in the Notes, (iii) is able to bear the economic risk of investment in the Notes, and (iv) is an accredited investor as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

(b)                                 By accepting the Notes, each Lender acknowledges that the Notes shall be acquired for investment and not for distribution, as that term is used in the 1933 Act, unless in the opinion of legal counsel to Borrower such distribution is in compliance with or exempt from the registration requirements of the 1933 Act, and each Lender further acknowledges and understands that the Notes may have to be held indefinitely unless they have been or are subsequently registered under the 1933 Act or an exemption from such registration is available; each Lender understands that the certificates evidencing the Notes will be imprinted with a legend substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”).  These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act, or unless an exemption from registration is available with respect to any proposed sale or transfer.”

(c)                                  Each Lender acknowledges and understands that such Lender may have to bear the economic risk associated with the investment in the Notes for an indefinite period of time because the Notes have not been registered under the 1933 Act and, therefore, cannot be sold unless they are so registered or an exemption from registration is available with respect to any proposed sale or transfer.

5.                                       Certain Corporate Transactions.  Nothing in this Agreement shall in any way prohibit Borrower from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence.  In the event Borrower merges or consolidates with another corporation, or all or substantially all of Borrower’s capital stock or assets are acquired by or are subject to a tender offer of another corporation, entity or person (collectively, together with each event described in the immediately preceding sentence, “Control Events”), and the surviving or acquiring corporation, person or entity issues shares of stock or other consideration to Borrower’s stockholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt this Agreement.

6.                                       Miscellaneous.

6.1                                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent on behalf of Lender Group, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.2                                 Notices, Etc.  All notices and other communications provided for hereunder between Borrower on the one hand, and Lender Group, any Lender and Collateral Agent on the other hand, shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to Borrower, at its address at

Naturade, Inc...

14370 Myford Road, Suite 100

Irvine, California  92606

Attention:  Chief Financial Officer

Facsimile:  (714) 573-4816

with a copy (which shall not comprise notice) to

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California 90071

Facsimile:  213-620-1398

Attention:  Charles S. Kaufman, Esq.

and if to Collateral Agent, at its address at:

Health Holdings and Botanicals, LLC

c/o Doyle & Boissiere LLC

330 Primrose Road, Suite 500

Burlingame, California 94010

Facsimile:  (650) 685-8711

with a copy (which shall not comprise notice) to:

Heller Ehrman White & McAuliffe LLP

601 South Figueroa Street

Los Angeles, CA

90017-5758

Facsimile:  (213) 614-1868

Attention: G. Thomas Stromberg Jr., Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.  All such notices and communications shall effective when actually received by the party notified.

6.3                                 No Waiver; Remedies.  No failure on the part of Lender Group or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.4                                 Certain Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of Borrower’s financial statements.  As used herein the term “including” shall be construed to mean “including, without limitation,” unless expressly stated to the contrary.

6.5                                 Costs, Expenses and Taxes.

(a)                                  Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Collateral Agent and Lender Group with respect thereto and with respect to advising Lender Group as to its rights and responsibilities under this Agreement.  Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6.5(a).  In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save Collateral Agent and Lender Group harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

(b)                                 Borrower agrees to indemnify Collateral Agent and Lender Group from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from gross negligence or willful misconduct of Collateral Agent or Lender Group as determined by a final judgment of a court of competent jurisdiction, and except to the extent arising from matters contemplated by Section 1.18 above.

(c)                                  Borrower will upon demand pay to Collateral Agent and Lender Group the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent and Lender Group may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent and Lender Group hereunder or (iv) the failure by Borrower to perform or observe any of the provisions hereof.

6.6                                 Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, Lender Group, upon prior written consent of the Required Combined Lenders, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held and other indebtedness at any time owing by Lender Group to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, whether or not Lender Group shall have made any demand under this Agreement and although such obligations may be unmatured.  Lender Group agrees promptly to notify Borrower after any such set-off and application, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Lender Group under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender Group may have.

6.7                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Borrower and Collateral Agent and Lender Group and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Required Combined Lenders.

6.8                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

6.9                                 Usury.  Anything to the contrary appearing in this Agreement notwithstanding, if any return, interest payment, or other charge payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable law, then the applicable rate of return or interest shall be the maximum rate permitted by applicable law.

6.10                           Subordination.  Borrower’s obligation under this Agreement shall in all respects be subject and subordinate to Borrower’s obligations to the Bank as provided in one or more Subordination Agreements to be delivered to Borrower by each Lender substantially in the form of  Exhibit C hereto.

6.11                           Effective Date.  This Agreement shall become effective and binding on the parties hereto upon the later to occur of (i) execution and delivery hereof by the parties hereto and (ii) the receipt of any necessary consents to this Agreement and the transactions contemplated hereby (such date of effectiveness is referred to herein as the “Effective Date”).

The next page is the signature page.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NATURADE, INC.

/s/ Bill D. Stewart
Bill D. Stewart
Chief Executive Officer

HEALTH HOLDINGS AND BOTANICALS, LLC,
as a Lender and as Collateral Agent

/s/ William B. Doyle, Jr.
William B. Doyle, Jr.
Managing Member

DAVID A. WEIL

/s/ David A. Weil

EXHIBIT A

FORM OF

JOINDER TO LOAN AGREEMENT OF NATURADE, INC.

The undersigned is executing and delivering this Joinder to Loan Agreement (“Joinder Agreement”) pursuant to that certain Loan Agreement dated as of April 14, 2003 (the “Loan Agreement”) by and among Naturade, Inc. (“Borrower”) and the lender parties listed on Schedule I thereto (each a “Lender” and collectively the “Lender Group”).

Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

By executing and delivering this Joinder Agreement to Borrower and Lender Group, the undersigned (“Joining Party”) hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Loan Agreement in the same manner as if he were an original signatory to such agreement.  Joining Party further acknowledges and agrees that he shall be a “Lender,” as such term is defined in the Loan Agreement, and that all notices and communications between Joining Party and Borrower and all actions concerning collateral under the Loan Agreement shall be made by Collateral Agent, as provided in the Loan Agreement.

Joining Party represents to Corporation and Lender Group that he is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

The maximum amount of advances under the Loan Agreement, to be entered beside the name and address of Joining Party on Schedule I to the Loan Agreement, is $                 .

Contemporaneously with the delivery of this Joinder Agreement, the Joining Party shall execute and deliver to Borrower a Subordination Agreement in the form of Exhibit C to the Loan Agreement.

All notices and other communications provided for under the Loan Agreement to Joining Party shall be as follows:

Fax:

IN WITNESS WHEREOF, Joining Party has executed and delivered this Joinder to Loan Agreement as of the       day of                          , 200  .

[type name]

ACKNOWLEDGED:

NATURADE, INC.

By:
Name:
Title:
Date:

A

EXHIBIT B

Form of Secured Promissory Note

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE WITH RESPECT TO ANY PROPOSED SALE OR TRANSFER.

PAYMENT WITH RESPECT TO THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT FOR THE BENEFIT OF WELLS FARGO BUSINESS CREDIT, INC., DATED AS OF APRIL     , 2003 (THE “SUBORDINATION AGREEMENT”).  THE OBLIGOR WILL PROVIDE A COPY OF THE SUBORDINATION AGREEMENT ON THE REQUEST OF THE HOLDER OF THIS NOTE.

$	Irvine, California
, 200

FOR VALUE RECEIVED, NATURADE, INC., a Delaware corporation (“Obligor”), hereby promises to pay to the order of                                        (“Payee”), in lawful money of the United States at the address of Payee set forth below, the amount of                                                , together with interest on the unpaid principal amount hereof.

Capitalized terms not otherwise defined in this Note shall have the meanings assigned to them in the Loan Agreement (as defined below).

Interest shall be paid in arrears on the last Business Day of each calendar quarter beginning after the date hereof, until the principal amount shall be paid in full, at the rate of fifteen percent (15.00%) per annum, provided, however that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to seventeen percent (17%) per annum.  Accrued and unpaid interest shall compound quarterly at the rate of fifteen percent (15%) per annum from the date first due.

The principal amount and any accrued and unpaid interest shall be due and payable in full on December 31, 2004, by electronic wire transfer of immediately available funds or by mail to the address of the registered holder of this Note in lawful money of the United States.

Borrower shall make each payment hereunder not later than 11:00 a.m. (San Francisco time) on the day when due in United States dollars to each Lender at its address provided in Schedule I to the Loan Agreement in same day funds.

All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

This Note may be prepaid, in whole or in part, upon at least thirty calendar days’ notice to Payee, as further provided in the Loan Agreement.  Payments by Obligor shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder.  Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Obligor for cancellation.

This Note is issued pursuant to and entitled to the benefits of the Loan Agreement and related agreements by and between Obligor and Payee dated April     , 2003 (“Loan Agreement”), and reference thereto is hereby made for a more complete statement of the terms under which the loan evidenced hereby is to be repaid, including the fact that the obligations under this Note are subject to acceleration.  This Note is secured by certain collateral, more specifically described in the Loan Agreement.

Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor.  No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note.  This Note is being delivered in the State of California.  This Note shall be governed in all respects by the laws of the State of California as it applies to contracts between California residents, which are made and to be performed in California.

If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable herein, reasonable attorneys’ fees and costs incurred by Payee.

The Obligor and the Payee intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note, then it is the Obligor’s and the Payee’s express intention that the Obligor not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Payee to the Obligor), and the provisions hereof shall be immediately reformed and the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.  Any such crediting or refund shall not cure or waive any default by the Obligor under this Note.  The term “applicable law” as used in this Note shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

No modification, amendment or waiver of any provision of this Note shall be effective unless approved in a writing specifically referring to this Note and signed by Borrower and by Collateral Agent on behalf of Payee.

Each notice or other communication required or permitted hereunder (except payment) shall be in writing and shall be deemed given or made (a) on the day delivered if delivered in person to the party to whom it is directed, or by overnight courier, (b) on the day delivery is confirmed by the recipient’s signature if deposited in the United States Mail, certified, return receipt requested, (c) on the day confirmed by the receiving facsimile machine if sent by facsimile during regular business hours, in each case addressed to the party to whom it is directed at the address set forth in the Loan Agreement.  Either party may, by notice given at any time or from time to time, require that subsequent notices be given at a different address.  Any payment shall be deemed made upon receipt by Payee.

The next page is the signature page.

IN WITNESS WHEREOF, Obligor has caused this Secured Promissory Note to be executed and delivered by its duly authorized officer as of the date and at the place first written above.

OBLIGOR:	NATURADE, INC.,
a Delaware corporation

Bill D. Stewart
Chief Executive Officer

EXHIBIT C

Form of

Subordination Agreement

([Name of Subordinated Creditor])

This Agreement, dated as of                       , 200  , is made by                               , a                                [corporation/limited liability company] (“Subordinated Creditor”), for the benefit of Wells Fargo Business Credit, Inc., a Minnesota corporation (“Lender”).

Naturade, Inc., a Delaware corporation (“Borrower”), is now or hereafter may be indebted to Lender on account of loans or the other extensions of credit or financial accommodations from Lender to Borrower, or to any other person under the guaranty or endorsement of Borrower.

The Subordinated Creditor has made or may make loans or grant other financial accommodations to Borrower.

As a condition to making any loan or extension of credit to Borrower, Lender has required that Subordinated Creditor subordinate the payment of Subordinated Creditor’s loans and other financial accommodations to the payment of any and all indebtedness of Borrower to Lender.  Assisting Borrower in obtaining credit accommodations from Lender and subordinating its interests pursuant to the terms of this Agreement are in Subordinated Creditor’s best interest.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by Lender for the benefit of Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subordinated Creditor hereby agrees as follows:

1.                                       Definitions.  As used herein, the following terms have the meanings set forth below:

“Availability” has the meaning provided in the Credit and Security Agreement.

“Borrower Default” means Borrower’s failure to repay Lender Indebtedness, when due, or Borrower’s failure to perform any material covenant contained in any agreement or instrument evidencing, governing, or issued in connection with Lender Indebtedness, including, but not limited to, the Credit and Security Agreement.

“Collateral Agent” has the meaning set forth in the Loan Agreement.

“Credit and Security Agreement” means the Credit and Security Agreement dated as of January 27, 2000 by and between Borrower and Lender as the same may hereafter be amended, supplemented or restated from time to time.

“Lender Indebtedness” means each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Loan Agreement” means that certain Loan Agreement between Borrower, Subordinated Creditor and certain other parties, dated as of April    , 2003.

“Subordinated Creditor Group” means, collectively, the Lender Group as defined in the Loan Agreement.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means, collectively: (i) Borrower’s Secured Promissory Note, dated as of                  , 200  , payable to the order of Subordinated Creditor in the original principal amount of up to [$450,000], together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor; and (ii) such additional notes of Borrower as may be made payable to Subordinated Creditor pursuant to the Loan Agreement in aggregate principal amount up to [$750,000].

2.                                       Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of Lender Indebtedness; and regardless of any priority otherwise available to Subordinated Creditor by law or by agreement, Lender shall hold a first security interest in all collateral securing payment of Lender Indebtedness (the “Collateral”), and any security interest claimed therein (including any proceeds thereof) by Subordinated Creditor shall be and remain fully subordinate for all purposes to the security interest of Lender therein for all purposes whatsoever until payment in full of the Lender Indebtedness.

3.                                       Payments.

(a)                                  Until all of the Lender Indebtedness has been paid in full, Subordinated Creditor shall not, without Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness; provided, however, that so long as there is no Borrower Default, and there is Availability in an amount equal to (1) $250,000 minus (2)  the aggregate amount of all overdrafts by Borrower permitted by Lender, Subordinated Creditor shall be entitled to receive all interest, when due, on the Subordinated Indebtedness.

(b)                                 In the event that a Borrower Default has occurred, which Borrower Default has been cured and remains cured for a period of ninety (90) consecutive days and Availability is equal to an amount greater than in an amount equal to (1) $250,000 minus (2)  the aggregate amount of all overdrafts by Borrower permitted by Lender,  then

Subordinated Creditor shall be entitled to receive all interest payments due under any document evidencing Subordinated Indebtedness, including past due interest, on the next regularly scheduled interest payment date.

4.                                       Receipt of Prohibited Payments.  If Subordinated Creditor receives any payment on the Subordinated Indebtedness that Subordinated Creditor is not entitled to receive under the provisions of this Agreement, Subordinated Creditor will hold the amount so received in trust for Lender and will forthwith turn over such payment to Lender in the form received (except for the endorsement of Subordinated Creditor where necessary) for application to then-existing Lender Indebtedness (whether or not due), in such manner of application as Lender may deem appropriate.  If Subordinated Creditor exercises any right of setoff which Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, Subordinated Creditor will promptly pay over to Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If Subordinated Creditor fails to make any endorsement required under this Agreement, Lender, or any of its officers or employees or agents on behalf of Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for Subordinated Creditor to make such endorsement in Subordinated Creditor’s name.

5.                                       Action on Subordinated Debt.  Collateral Agent, on behalf of Subordinated Creditor Group, will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless Lender shall so join) in bringing any proceeding against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to Subordinated Creditor with respect to any such Collateral, unless and until all Lender Indebtedness has been paid in full.  Subordinated Creditor shall not commence any such action other than through Collateral Agent.

6.                                       Action Concerning Collateral.

(a)                                  Notwithstanding any security interest now held or hereafter acquired by Subordinated Creditor, Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Collateral, all without notice to or consent of Subordinated Creditor except as specifically required by applicable law.

(b)                                 In addition, and without limiting the generality of the foregoing, if a Borrower Default has occurred and is continuing and Borrower intends to sell any Collateral to an unrelated third party outside the ordinary course of business, Collateral Agent shall on Subordinated Creditor’s behalf, upon Lender’s request, execute and deliver to such purchaser such instruments as may reasonably be necessary to terminate and release any security interest or lien Subordinated Creditor has in the Collateral to be sold.

(c)                                  Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall Lender be deemed Subordinated Creditor’s agent with respect to the

Collateral.  All proceeds received by Lender with respect to any Collateral may be applied, first, to pay or reimburse Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the collection of such proceeds, and, second, to any indebtedness secured by Lender’s security interest in that Collateral in arty order that it may choose.

7.                                       Bankruptcy and Insolvency.  In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of Borrower, Collateral Agent may, on behalf of Subordinated Creditor, file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Indebtedness and will hold in trust for Lender and promptly pay over to Lender in the form received (except for the endorsement of Subordinated Creditor where necessary) for application to the then-existing Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until all Lender Indebtedness has been paid in full. If Collateral Agent, on behalf of Subordinated Creditor, fails to take any such action within 30 days of being entitled to do so, Lender, as attorney-in-fact for Subordinated Creditor, may take such action on Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints Lender, or any of its officers or employees on behalf of Lender, as the attorney-in-fact for Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets received on account of the Subordinated Indebtedness and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character regarding the Subordinated Indebtedness, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and to take such other action in Lender’s own name or in the name of Subordinated Creditor as Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and Subordinated Creditor will execute and deliver to Lender such other and further powers-of-attorney or instruments as Lender may request in order to accomplish the foregoing.

8.                                       Restrictive Legend; Transfer of Subordinated Indebtedness.

(a)                                  The Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of the Subordinated Note bearing such legend.  At the request of Lender, Subordinated Creditor shall deposit with Lender the Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by Lender so long as any Lender Indebtedness remains outstanding.  The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person.  Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Subordinated

Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same so long as there remains outstanding any of Lender Indebtedness.

(b)                                 Notwithstanding any other provision of this Agreement, Subordinated Creditor may, without the consent of Lender: (i) change its form of business entity; and (ii) assign, transfer or pledge the Subordinated Indebtedness to one of its affiliates, provided assignee assumes all obligations under this Subornation Agreement.

9.                                       Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination, and Lender may, without notice to or consent by Subordinated Creditor, modify any term of Lender Indebtedness in reliance upon this Agreement.  Without limiting the generality of the foregoing, Lender may, at any time and from time to time, either before or after receipt of any such notice of revocation, without the consent of or notice to Subordinated Creditor and without incurring responsibility to Subordinated Creditor or impairing or releasing any of Lender’s rights or any of Subordinated Creditor’s obligations hereunder:

(a)                                  change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Lender Indebtedness or any instrument evidencing the same in any manner;

(b)                                 sell, exchange, release or otherwise deal with any property at any time securing payment of Lender Indebtedness or any part thereof;

(c)                                  release anyone liable in any manner for the payment or collection of the Lender Indebtedness or any part thereof;

(d)                                 exercise or refrain from exercising any right against Borrower or any other person (including Subordinated Creditor); and

(e)                                  apply any sums received by Lender, by whomsoever paid and however realized, to Lender Indebtedness in such manner as Lender shall deem appropriate.

10.                                 No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Lender to make any future loans or other extensions of credit or financial accommodations to Borrower.

11.                                 Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by facsimile, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to Lender:

Wells Fargo Business Credit, Inc.

245 South Los Robles Avenue, Suite 600

Pasadena, California 91101

Attention:                      Account Executive

Facsimile:                         (626) 844-9063

If to Subordinated Creditor:

330 Primrose Road, Suite 500

Burlingame, CA  94104

Facsimile Number: (650) 685-8711

Attention:  Lionel P. Boissiere, President

Facsimile:                     (626) 844-9063

with a copy (which shall not comprise notice) to:

Heller Ehrman White & McAuliffe LLP

601 South Figueroa Street

Los Angeles, CA

90017-5758

Facsimile:  (213) 614-1868

Attention: G. Thomas Stromberg Jr., Esq.

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by facsimile.

12.                                 Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between Lender and Subordinated Creditor.

13.                                 No Waiver.  No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Lender or the obligations of Subordinated Creditor to Lender in any other respect at any time.

14.                                 Binding Effect: Acceptance.  This Agreement shall be binding upon Subordinated Creditor and Subordinated Creditor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other Subordinated Creditor of Borrower. Notice of acceptance by Lender of this Agreement or of reliance by Lender upon this Agreement is hereby waived by Subordinated Creditor.

15.                                 Miscellaneous.  The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement shall be governed by the laws (other than conflict laws) of the State of California.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the Superior Court of California, Los Angeles County, California, or the United States District Court, Central District, Los Angeles Division.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS ACKNOWLEDGMENT.

The next page is the signature page.

IN WITNESS WHEREOF, Subordinated Creditor has executed this Subordination Agreement as of the date and year first above-written.

[NAME]

By:
Name:
Title:

Acknowledgment by Borrower

The undersigned, being the Borrower referred to in the foregoing Subordination Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with Lender that it shall make no payment on the Subordinated Indebtedness that Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

NATURADE, INC.

By:
Name:
Title:

SCHEDULE I

Lenders

Lender		Commitment
1.	Health Holdings and Botanicals, LLC, a California limited liability company	$700,000.00

	c/o Doyle & Boissiere LLC
	330 Primrose Road, Suite 500
	Burlingame, California 94010
	Facsimile: (650) 685-8711

	With a copy of all notices to:

	Heller Ehrman White & McAuliffe LLP
	601 South Figueroa Street
	Los Angeles, CA
	90017-5758
	Facsimile: (213) 614-1868
	Attention: G. Thomas Stromberg Jr., Esq.

2.	David a. Weil	$50,000.00

	7730 Carondelet Ave
	Suite 135
	St. Louis, Missouri 63105
	Facsimile: 314-721-3043

	With a copy of all notices to:

	David Weil
	2338 Immokalee Road
	Unit 103
	Naples, Florida 34110

3.

4.

5.

SCHEDULE II

Schedule of Advances

Date	Lender	Amount Advanced by Lender	Total Amount of Advance	Notation Made By
4/ /03	Health Holdings & Botanicals LLC	$400,000
	David A. Weil	$50,000
			$450,000